EXHIBIT 2

RESTORE MGM RESORTS

HOME SHAREHOLDER PRESENTATIONS PROPOSED NOMINEES PRESS RELEASES CONTACT


RESTORE MGM RESORTS
Land and Buildings is seeking to elect four highly-qualified, independent nominees to the Board of Directors of MGM Resorts International. In our opinion, change is needed now at MGM, after years of substantial stock underperformance, lack of capital allocation discipline, and a culture of Board complacency and entrenchment. We believe that our nominees offer the right expertise and fresh perspective that MGM needs to address the issues that have plagued the company for years.
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PROPOSED NOMINEES



Matthew J Hart

Matthew J. Hart served as President and COO of Hilton Hotels Corporation, a global hospitality company, from 2003 until his retirement in 2007, where he was responsible for all operational aspects of Hilton. Prior to joining Hilton, Mr. Hart was Senior VP and Treasurer for Walt Disney Company.

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Richard Kincaid

Richard Kincaid is currently a private investor in various early stage companies, as well as the President and Founder of the BeCause Foundation, a nonprofit corporation. Previously, Mr. Kincaid was the President and CEO of Equity Office Properties Trust, then the largest publicly held office building owner.

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Jonathan Litt

Jonathan Litt has over 22 years of experience as a global real estate strategist and an investor in both public real estate securities and direct property. Mr. Litt founded Land and Buildings in the summer of 2008 to take advantage of the opportunities uncovered by the global property bubble.

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Marc Weisman

Marc Weisman became the Chief Operating Officer of J.D. Carlisle LLC, a New York-based real estate development company, on March 1, 2015. Since 1993, Mr. Weisman has managed various investments, principally in public company equity and debt as well as private real estate transactions.

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RECENT PRESS RELEASES

Land and Buildings Issues New Investor Presentation Highlighting Urgent Need for Change at MGM Resorts	April 30, 2015
Land and Buildings to Hold Conference Call on MGM Resorts	April 28, 2015
Land And Buildings Joins MGM Shareholder In Calling For MGM To Eliminate Dead Hand Proxy Put Entrenchment Device	April 27, 2015

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Shareholder Presentations

MGM Resorts (MGM) – Improved Stewardship for Improved Returns | April 2015

MGM Resorts (NYSE: MGM) – Creating a Best in Class REIT and Lodging C-Corp: ~70% Upside to Net Asset Value | March 2015

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Matthew J Hart

Former lodging executive as President and COO at Hilton and CFO at Host Marriott and experienced board director and investor

Matthew J. Hart served as President and Chief Operating Officer of Hilton Hotels Corporation, a global hospitality company, from 2003 until his retirement in 2007, where he was responsible for all operational aspects of Hilton. Prior to joining Hilton, Mr. Hart was Senior Vice President and Treasurer for Walt Disney Company.

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Richard Kincaid

Former office executive as CEO of Equity Office and experienced board director and investor

Richard Kincaid is currently a private investor in various early stage companies, as well as the President and Founder of the BeCause Foundation, a nonprofit corporation. Previously, Mr. Kincaid was the President and CEO of Equity Office Properties Trust, then the largest publicly held office building owner.

READ FULL BIOGRAPHY



Matthew J Hart

Former lodging executive as President and COO at Hilton and CFO at Host Marriott and experienced board director and investor

Matthew J. Hart served as President and Chief Operating Officer of Hilton Hotels Corporation, a global hospitality company, from 2003 until his retirement in 2007, where he was responsible for all operational aspects of Hilton. He previously served as Executive Vice President, Chief Financial Officer and Treasurer of Hilton from 1996 to 2003. Prior to joining Hilton, from 1995 to 1996, Mr. Hart was Senior Vice President and Treasurer for Walt Disney Company where he was responsible for the company's corporate and project financing activities. Before joining Disney, Mr. Hart served as Executive Vice President and Chief Financial Officer for Host Marriott Corporation, from 1993 to 1995 and in various financial positions at its predecessor, Marriott Corporation, which he joined in 1981. Since 2006, Mr. Hart has served as a director for American Airlines Group Inc. (previously US Airways Group Inc.). Mr. Hart is also a member of the board of trustees of American Homes 4 Rent, a leading provider of single-family rental homes, where he has served since 2012. Since 2010, Mr. Hart has served as a director for Air Lease Corporation, an aircraft leasing company. Mr. Hart has also served as a director of B. Riley Financial & Company (previously Great American Group Inc.), a diversified financial services firm, since 2009. Since 2014, Mr. Hart has served on the Advisory Board for KEYPR, a hospitality technology company, and since 2012 has served as a trustee for CCA Investment Trust, an open-end investment company. Mr. Hart holds a Bachelor of Arts from Vanderbilt University and a Masters of Business Administration from Columbia University.



Richard Kincaid

Former office executive as CEO of Equity Office and experienced board director and investor

Richard Kincaid is currently a private investor in various early stage companies, as well as the President and Founder of the BeCause Foundation, a nonprofit corporation. Prior to founding the BeCause Foundation, Mr. Kincaid was the President and Chief Executive Officer of Equity Office Properties Trust, then the largest publically held office building owner and manager in the United States, until its acquisition by the Blackstone Group in February 2007. Prior to becoming President and CEO of Equity Office in 2003, Mr. Kincaid served as the company's Chief Financial Officer, Executive Vice President and Chief Operating Officer. Prior to joining Equity Office in 1995, Mr. Kincaid was Senior Vice President of Finance for Equity Group Investments, Inc., where he oversaw debt financing activities for the public and private owners of real estate controlled by Sam Zell. Mr. Kincaid has served on the board of directors of Rayonier Inc., an international real estate investment trust specializing in timber and specialty fibers, since December 2004. Mr. Kincaid was appointed as Chairman of the board of Rayonier Inc. in July 2014. Mr. Kincaid has also served on the board of directors of Vail Resorts, a mountain resort operator, since July 2006 and on the board of Strategic Hotels and Resorts, Inc., the owner of upscale and luxury hotels in North America, since January 2009. In addition, Mr. Kincaid has served as Chairman of the board of directors of Dividend Capital Diversified Property Fund, an owner of office, industrial and retail assets throughout the United States, since September 2012. Mr. Kincaid received his master's degree in business administration from the University of Texas, and his bachelor's degree in finance from Wichita State University.



Jonathan Litt

Founder/CIO of Land and Buildings and former top-ranked sell-side REIT analyst

Jonathan Litt has over 22 years of experience as a global real estate strategist and an investor in both public real estate securities and direct property. Mr. Litt founded Land and Buildings in the summer of 2008 to take advantage of the opportunities uncovered by the global property bubble. Previously, Mr. Litt was Managing Director and Senior Global Real Estate Analyst at Citigroup where he was responsible for Global Property Investment Strategy, coordinating a 44 person team of research analysts located across 16 countries. Mr. Litt was recognized as a leading analyst since 1995, achieving prestigious Institutional Investor Magazine #1 ranking for 8 years and top five ranking throughout the period. Mr. Litt also achieved top ranking from Greenwich Associates since 1995. Before moving to the sell-side in 1994, Mr. Litt worked on the buy-side investing in public real estate securities and buying real property during his tenure at European Investors and BrookHill Properties, where his career began in 1988. Mr. Litt serves on the Board of Directors at Mack-Cali (NYSE: CLI). Mr. Litt graduated from Columbia University in 1987 with a BA in Economics and NYU's Stern School of Business in 1990 with an MBA in Finance. Mr. Litt can often be seen on CNBC or quoted in the Wall Street Journal and other industry publications. He is also the president of a a not-for-profit, the Children with Dyslexia Scholarship Fund, which provides children with scholarships to secondary schools that specialize in dyslexia.



Marc Weisman

Real estate executive and experienced board director; former CFO of investment bank, co-managing partner of private equity firm, tax and real estate partner at large law firm

Marc Weisman became the Chief Operating Officer of J.D. Carlisle LLC, a New York-based real estate development company, on March 1, 2015. Since 1993, Mr. Weisman has managed various investments, principally in public company equity and debt as well as private real estate transactions, for the Weisman family office. Previously, Mr. Weisman served as Co-Managing Partner of Sagaponack Partners, LP, a corporate growth capital private equity fund, from 1996 to 2009, and as a group head at Credit Suisse First Boston, in 1996. Mr. Weisman previously served as Chief Financial Officer and Chief Investment Officer of the ADCO Group, a real estate, banker, and consumer finance company from 1988 to 1995, and prior to that as Chief Financial Officer of Oppenheimer & Co, Inc. from 1985 to 1987. Mr. Weisman served as an Associate and then Partner in the tax and real estate departments at Weil Gotshal & Manges, an international law firm, from 1979 to 1985. Over the last 10 years, Mr. Weisman also served as a director of Artesyn Technologies, CIVEO Corporation, InterCept Inc., Majesco Holdings Inc. and Sourcecorp. Mr. Weisman holds a bachelor's degree from Temple University and law degrees from Temple University and New York University.

View Current Shareholder Presentation CLICK HERE

Land and Buildings Issues New Investor Presentation Highlighting Urgent Need for Change at MGM Resorts	April 30, 2015
Land and Buildings to Hold Conference Call on MGM Resorts	April 28, 2015
Land and Buildings Joins MGM Shareholder In Calling For MGM To Eliminate Dead Hand Proxy Put Entrenchment Device	April 27, 2015
Land and Buildings Sends Letter To Shareholders Of MGM Resorts International	April 20, 2015
Land and Buildings Hires Houlihan Lokey to Conduct Independent Financial Review in Connection with Its Investment in MGM Resorts International	April 13, 2015
Land And Buildings Calls On MGM Resorts To Form a Committee And Engage An Independent Financial Advisor To Evaluate Options To Create Long Term Shareholder Value	April 01, 2015

Land and Buildings Files Preliminary Proxy Statement for MGM 2015 Annual Meeting | March 30, 2015

Land and Buildings Issues Statement in Response to Filing of MGM Resorts Proxy | March 20, 2015

Land and Buildings Proposes REIT Conversion of MGM Resorts to Unlock Substantial Real Estate Value and Announces that it Intends to Nominate Four Highly-Qualified Candidates for Board | March 17, 2015

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Investor Contact

Scott Winter / Jonathan Salzberger
Innisfree M&A Incorporated
212-750-5832

Media Contact

Elliot Sloane / Dan Zacchei
Sloane & Company
212-486-9500
Esloane@sloanepr.com or *Dzacchei@sloanepr.com*

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Disclaimer

THIS SITE INCLUDES NEWS AND INFORMATION, COMMENTARY, AND OTHER CONTENT RELATING TO MGM RESORTS INTERNATIONAL (THE "COMPANY"), INCLUDING BY PERSONS OR ENTITIES THAT ARE NOT AFFILIATED WITH LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") ("THIRD PARTY CONTENT"). THE AUTHOR AND SOURCE OF ALL THIRD PARTY CONTENT AND DATE OF PUBLICATION IS CLEARLY AND PROMINENTLY IDENTIFIED. THIRD PARTY CONTENT IS AVAILABLE THROUGH FRAMED AREAS, THROUGH LINKS TO THIRD PARTY WEBSITES, OR IS SIMPLY PUBLISHED ON THE SITE. LAND & BUILDINGS AND ITS AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION, ADOPTION OR EDITING OF THIRD PARTY CONTENT AND DO NOT EXPLICITLY OR IMPLICITLY ENDORSE OR APPROVE SUCH CONTENT. THE PURPOSE OF MAKING THE THIRD PARTY CONTENT AVAILABLE IS TO PROVIDE RELEVANT INFORMATION TO STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE COMPANY'S STOCKHOLDERS BY LAND & BUILDINGS, MATTHEW J. HART, RICHARD KINCAID AND MARC A. WEISMAN (COLLECTIVELY, THE "PARTICIPANTS") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION").

ON APRIL 16, 2015, THE PARTICIPANTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PROXY SOLICITATION. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDINGS' PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," "seeks," "could" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, DOC ID – 22714055.1 statements that describe our objectives, plans or goals are forward-looking. Land & Buildings' forward-looking statements are based on its current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

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